Exhibit 99.1
UNIVERSAL DISPLAY CORPORATION ANNOUNCES AN OFFERING OF 2.8 MILLION SHARES OF COMMON STOCK
Ewing, New Jersey, May 17, 2007 — Universal Display Corporation. (Nasdaq: PANL) today announced the pricing of an offering of 2.8 million shares of its common stock at a price of $14.50 per share. The offering is being conducted pursuant to Universal Display’s effective shelf registration statement. The offering is being completed as an underwritten transaction with Needham & Company, LLC as sole underwriter. The offering is expected to close on May 22, 2007, subject to customary closing conditions. Universal Display plans to use the net proceeds for working capital and general corporate purposes, including funding for research and development efforts, acceleration of the development efforts, investments and acquisitions relating to complementary businesses, technologies and intellectual property, and prosecution and defense of intellectual property rights.
This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus supplement and the accompanying prospectus.
A final prospectus supplement and the accompanying base prospectus will be filed with the Securities and Exchange Commission and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, upon making a request in writing to Needham & Company, LLC, 445 Park Avenue, New York, New York 10022.
About Universal Display Corporation
Universal Display Corporation is a world leader in developing and commercializing innovative OLED technologies and materials for use in flat panel displays, solid-state lighting products, electronic communications and other opto-electronic devices. Universal Display is working with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc. Universal Display has also established numerous commercial relationships with companies such as Chi Mei EL Corporation, DuPont Displays, Inc., Konica Minolta Technology Center, Inc., Samsung SDI Co., Seiko Epson Corporation, Sony Corporation, Tohoku Pioneer Corporation and Toyota Industries Corporation. Universal Display currently owns or has exclusive, co-exclusive or sole license rights with respect to over 800 issued and pending patents worldwide.
Universal Display is located in the Princeton Crossroads Corporate Center in Ewing, New Jersey, minutes away from its research partner at Princeton University. Universal Display’s state-of-the-art facility is designed to further technology and materials development, technology transfer to manufacturing partners and work with customers to develop OLED products that meet their needs. Visit Universal Display on the Web at www.universaldisplay.com.
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All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2006. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.